UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On January 30, 2017 EST (which is January 31, 2017 AEDT), GI Dynamics, Inc. (the “Company”) entered into an amendment (the “Schorer Employment Agreement Amendment”) to the Letter Agreement dated as of March 23, 2016 between the Company and Scott Schorer that sets forth the terms of Mr. Schorer’s employment as the Company’s President and Chief Executive Officer (the “Schorer Employment Agreement”). The Schorer Employment Agreement Amendment provides that if Mr. Schorer’s employment is terminated by the Company without Cause (as defined in the Schorer Employment Agreement) or by Mr. Schorer with Good Reason (as defined in the Schorer Employment Agreement) or due to Mr. Schorer’s death or Disability (as defined in the Schorer Employment Agreement), Mr. Schorer will be entitled to receive, in addition to any other benefits to which Mr. Schorer is entitled pursuant to, and subject to any applicable conditions in, the remainder of the Schorer Employment Agreement: (A) an amount equal to six months of his base salary to be paid over a six-month period (unless such termination occurs (i) after December 31, 2017 or (ii) prior to January 1, 2018 and the Company has affirmatively decided to continue development of the EndoBarrier; in each such case Mr. Schorer will be entitled to receive 12 months of his base salary to be paid over a 12-month period); (B) a pro-rata portion of Mr. Schorer’s at-target performance bonus as then in effect for the calendar year in which the termination occurs; and (C) COBRA premiums paid by the Company for Mr. Schorer and Mr. Schorer’s eligible dependents for up to six months after the termination date (unless such termination occurs (i) after December 31, 2017 or (ii) prior to January 1, 2018 and the Company has affirmatively decided to continue development of the EndoBarrier; in each such case Mr. Schorer will be entitled to such COBRA premium payments for up to 12 months after the termination date).

On January 30, 2017 EST, the Company also entered into an amendment (the “Callahan Employment Agreement Amendment”) to the Letter Agreement dated as of May 9, 2016 between the Company and Brian Callahan that sets forth the terms of Mr. Callahan’s employment as the Company’s Chief Compliance Officer and Executive Vice President Clinical, Regulatory and Quality (the “Callahan Employment Agreement”). The Callahan Employment Agreement Amendment provides that if Mr. Callahan’s employment is terminated by the Company without Cause (as defined in the Callahan Employment Agreement) or by Mr. Callahan with Good Reason (as defined in the Callahan Employment Agreement) or due to Mr. Callahan’s death or Disability (as defined in the Callahan Employment Agreement), Mr. Callahan will be entitled to receive, in addition to any other benefits to which Mr. Callahan is entitled pursuant to, and subject to any applicable conditions in, the remainder of the Callahan Employment Agreement: (A) an amount equal to six months of his base salary to be paid over a six-month period (unless such termination occurs (i) after December 31, 2017 or (ii) prior to January 1, 2018 and the Company has affirmatively decided to continue development of the EndoBarrier; in each such case Mr. Callahan will be entitled to receive 12 months of his base salary to be paid over a 12-month period); (B) a pro-rata portion of Mr. Callahan’s at-target performance bonus as then in effect for the calendar year in which the termination occurs; and (C) COBRA premiums paid by the Company for Mr. Callahan and Mr. Callahan’s eligible dependents for up to six months after the termination date (unless such termination occurs (i) after December 31, 2017 or (ii) prior to January 1, 2018 and the Company has affirmatively decided to continue development of the EndoBarrier; in each such case Mr. Callahan will be entitled to such COBRA premium payments for up to 12 months after the termination date).

All terms of the Schorer Employment Agreement and Callahan Employment Agreement that were not affected by the respective amendment remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: February 2, 2017	/s/ James Murphy
James Murphy
Chief Financial Officer